                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D. C.  20549
                           __________________________

                                   FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           __________________________

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION  305(b)(2) _______
                          __________________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

               New York                                  13-3818954
    (Jurisdiction of incorporation                   (I. R. S. Employer
    if not a U. S. national bank)                    Identification No.)

        114 West 47th Street                              10036-1532
        New York,  New York                               (Zip Code)
       (Address of principal
         executive offices)
                          __________________________
                          Samsonite Corporation Inc.
              (Exact name of OBLIGOR as specified in its charter)

               Delaware                                  36-3511556
    (State or other jurisdiction of                  (I. R. S. Employer
    incorporation or organization)                   Identification No.)

        11200 East 45th Avenue                              80239
           Denver Colorado                                (Zip code)
     (Address of principal executive offices)
                           __________________________
                 13 7/8% Holdings Exchange Debentures due 2010
                      (Title of the indenture securities)

                                    GENERAL


1.  GENERAL INFORMATION
    -------------------

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York (2nd District), New York, New York
              (Board of Governors of the Federal Reserve System)
            Federal Deposit Insurance Corporation, Washington, D.C.
            New York State Banking Department, Albany, New York

    (b)     Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

2.  AFFILIATIONS WITH THE OBLIGOR
    -----------------------------

    If the obligor is an affiliate of the trustee, describe each such affiliation.

            None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

    Samsonite Holdings Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16. LIST OF EXHIBITS
    ----------------

    T-1.1   --    Organization Certificate, as amended, issued by the State of
                  New York Banking Department to transact business as a Trust
                  Company, is incorporated by reference to Exhibit T-1.1 to Form
                  T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                  Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.2   --    Included in Exhibit T-1.1.

    T-1.3   --    Included in Exhibit T-1.1.

16.  LIST OF EXHIBITS
     ----------------
     (cont'd)

     T-1.4   --    The By-Laws of United States Trust Company of New York, as
                   amended, is incorporated by reference to Exhibit T-1.4 to Form T 1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-
                   97056).

     T-1.6   --    The consent of the trustee required by Section 321(b) of the
                   Trust Indenture Act of 1939, as amended by the Trust
                   Indenture Reform Act of 1990.

     T-1.7   --    A copy of the latest report of condition of the trustee
                   pursuant to law or the requirements of its supervising or examining authority.

NOTE
====

As of August 5, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 5th day of August 1998.

UNITED STATES TRUST COMPANY
  OF NEW YORK, Trustee

By:  /s/ James E. Logan
    ---------------------
    James E. Logan
    Vice President

                                                                   EXHIBIT T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                             New York, NY  10036


September 1, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,


UNITED STATES TRUST COMPANY
  OF NEW YORK


     /s/ Gerard F. Ganey
     -------------------
By:  Gerard F. Ganey
     Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                MARCH 31, 1998
                                --------------
                               ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                     $  303,692

Short-Term Investments                         325,044

Securities, Available for Sale                 650,954

Loans                                        1,717,101
Less:  Allowance for Credit Losses              16,546
                                            ----------
     Net Loans                               1,700,555
Premises and Equipment                          58,868
Other Assets                                   120,865
                                            ----------
     TOTAL ASSETS                           $3,159,978
                                            ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                   $  602,769
     Interest Bearing                        1,955,571
                                            ----------
         Total Deposits                      2,558,340

Short-Term Credit Facilities                   293,185
Accounts Payable and Accrued Liabilities       136,396
                                            ----------
     TOTAL LIABILITIES                      $2,987,921
                                            ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                    14,995
Capital Surplus                                 49,541
Retained Earnings                              105,214
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)           2,307
                                            ----------

TOTAL STOCKHOLDER'S EQUITY                     172,057
                                            ----------
     TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                   $3,159,978
                                            ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

May 6, 1998